SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2009

 Alba Mineral Exploration, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-150029	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Daniel Road EastFairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 227-3230

2 Mic Mac Place, Lethbridge, Alberta, Canada T1K 5H6 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BERGIO INTERNATIONAL, INC.

Item 1.01.                      Entry into a Material Definitive Agreement

The Acquisition

On October 19, 2009, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Diamond Information Institute, Inc., a publically held New Jersey corporation (“DII”). In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of DII, which resulted in a parent-subsidiary relationship (the "Acquisition").

In addition, pursuant to the terms and conditions of the Exchange Agreement:

▪	The shareholders of all of the capital stock of DII issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares into 2,585,175 shares of our common stock.

▪	As a result, immediately following the Acquisition, there were 7,618,625 shares of our common stock issued and outstanding.

▪	Our board of directors was reconstituted to consist of Berge Abajian who, prior to the Acquisition, was the sole director of DII.

▪	DII provided customary representations and warranties and closing conditions, including approval of the Acquisition by its shareholders.

As of the date of the Exchange Agreement and currently, there are no material relationships between us or any of our affiliates and DII, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Stock Purchase Agreement

Immediately following the closing of the Acquisition, in a separate transaction, our former Chief Executive Officer and sole director, Mr. Owen Gibson, agreed to purchase our former mining business in exchange for the cancellation and return all of his common stock into treasury. Specifically, in the stock purchase agreement (“Stock Purchase Agreement”), Mr. Gibson and certain of our shareholders retired 3,310,000 shares of our common stock in exchange for our prior business of mineral exploration through our subsidiary, Alba Mineral Exploration, Inc., an Alberta corporation.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.01.                      Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Bergio International,” “we,” “our” and “us” or similar terms, refer to Alba Mineral Exploration, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to DII. Information about the Company and the principal terms of the Acquisition are set forth below.

Acquisition

The Acquisition. On October 19, 2009, in accordance with the Exchange Agreement dated October 19, 2009 we acquired all of the issued and outstanding shares of DII, which resulted in a parent-subsidiary relationship. In exchange for all of the issued and outstanding shares of DII, the shareholders of DII received 2,585,175 shares of our common stock which represented approximately 60% of our outstanding common stock following the Acquisition and related transactions described in Item 1.01 of this Current Report.

At the time of the Acquisition, neither we nor DII had any options to purchase shares of capital stock outstanding. Additionally, at the time of the Acquisition, neither we nor DII had any warrants to purchase shares of capital stock outstanding.

There were 5,033,450 shares of our common stock outstanding before giving effect to the stock issuances in the Acquisition and the cancellation of 3,310,000 shares by Mr. Owen Gibson and certain other shareholders. Following these events, there were 4,308,625 shares outstanding, including:

Shares                                               Held by:
2,585,175                                           DII Shareholders
1,723,450                                           Existing shareholders

The shares of our common stock issued to the former shareholders of DII’s capital stock in connection with the Acquisition were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Acquisition, there were no material relationships between us and DII, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Acquisition. We have sold our interest in our prior business of mineral exploration and any assets that relate to that business to Mr. Owen Gibson and certain of our prior shareholders in exchange for the cancellation of 3,310,000 shares of our common stock. We intend to carry on the business of DII, as our primary line of business. We have relocated our principal executive offices to 12 Daniel Road EastFairfield, New Jersey 07004 and our telephone number is (973) 227-3230.

Pre-Acquisition stockholders of DII will be required to exchange their existing DII stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of October 19, 2009, our shares were quoted on the OTCBB under the symbol “ABMX.OB”

The Acquisition and its related transactions were approved by the holders of a requisite number of shares of DII’s common stock by shareholder meeting. Under New Jersey law, DII’s stockholders who did not consent to the Acquisition may demand in writing, pursuant to the exercise of their appraisal rights, that DII pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Acquisition.   One Hundred percent of the stockholders of DII approved the Acquisition and thus no appraisal rights may be exercised under New Jersey law.

Changes to the Board of Directors. Owen Gibson resigned as our sole officer and director. Pursuant to the terms of the Exchange Agreement, Berge Abajian who prior to the Acquisition was the sole director of DII, Inc., was appointed as our sole officer and director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Acquisition is being accounted for as a purchase of the assets of DII. Consequently, the assets and liabilities of DII will be restated to their fair values. Our consolidated financial statements after completion of the Acquisition will include the assets and liabilities of both companies, our historical operations and the operations of DII from the closing date of the Acquisition.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Acquisition.

Description of Our Company

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in mineral properties. On October 19, 2009, we entered into the Exchange Agreement with DII, whereby we acquired all of the issued and outstanding common stock of DII.  We intend to change our name in the near future to Bergio International, Inc. ("Bergio International").

In consequence of entering into the Exchange Agreement, we have determined to pursue the business plan of DII. We are now in the business of designing and manufacturing upscale jewelry.

Our Business

We are entering into our 20th year of operations and concentrate on boutique, upscale jewelry stores.  We currently sell our jewelry to approximately 150 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish Bergio International as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions, Bergio International may agree to issue our common stock in exchange for the capital received.  However, as of the date of this Current Report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Principal Products and Services

We have historically sold our products directly to distributors, retailers and other wholesalers, who then in turn sell their products to consumers through retail stores.  Independent retail jewelers that offer the current Bergio line are not under formal contracts and most sell competing products.

Our products consist of a wide range of unique styles and designs made from precious metals such as gold, platinum and Karat gold, as well as other precious stones.  We continuously innovate and change our designs based upon consumer trends and as a result of new designs being created we believe we are able to differentiate ourselves and strengthen our brands.  We sell our products to our customers at price points that reflect the market price of the base material plus a markup reflecting our design fee and processing fees.

Each year, most jewelry manufacturers bring new products to market. We believe that we are a trendsetter in jewelry manufacturing.  As a result, we come out with a variety of products throughout the year that we believe have commercial potential to meet what we feel are new trends within the industry.  The “Bergio” designs consist of upscale jewelry that includes white diamonds, yellow diamonds, pearls, and colored stones, in 18K gold, platinum, and palladium.  We currently design and produce approximately 50 to 75 product styles.  Prices for our products range from $400 to $200,000.

Our product range is divided into three fashion lines: (i)18K gold line, (ii) a bridal line, and (iii) a couture and/or one of kind pieces. Our officer and director, Mr. Abajian, consults regularly with the design teams of his Italian manufacturers, which usually results in a constant continuation of new products and sometimes entire lines being developed.  Typically, new products come on line approximately every 3 months and most recently, Bergio International introduced its latest collection “Power in Pink”, which launched in April 2008 year and consists of approximately 35 pieces made with pink gold and diamonds.  Depending on the timing and styling at any point in time, our products and collections would fall in one of the various categories shown below:

1.	Whimsical. The whimsical line includes charms, crosses and other “add-on” pieces.

2.
Middle. The proposed middle line will consist of fashion jewelry utilizing colored stones, diamonds and pearls applied to a variety of applications such as necklaces, pendants, earrings, bracelets and rings. The metals that we intend to use for the Middle line include platinum, 18K white & yellow gold.

3.
Couture. The Couture line is our most luxurious line, and consists of one of a kind pieces, new showcase products each year, and predominantly utilizes diamonds, platinum and other precious metals and stones of the highest grade and quality available.

4.
Bridal. The Bridal line is our core business. We attempt to stay on the forefront of trends and designs in the bridal market with the latest in wedding sets, engagement rings and wedding bands for both men and women.

Each year, we attempt to expand and/or enhance these lines, while constantly seeking to identify trends that we believe exist in the market for new styles or types of merchandise.  Design and innovation are the primary focus of our manufacturing and we are less concerned with the supply and capacity of raw materials.  Over the last 19 years, Mr. Abajian has been the primary influencer over the Bergio collections.  Mr. Abajian with his contacts, which are located mostly overseas, regularly meet to discuss, conceptualize and develop Bergio’s various products and collections.  When necessary, additional suppliers and design teams can be brought in as the market needs dictate. Management intends to maintain a diverse line of jewelry to mitigate concentration of sales and continuously expand our market reach.

Distribution Methods and Marketing

We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to enhance the marketability of our products.  During the past several years, we have carried out our brand development strategy based on our product quality and design excellence, which is highlighted through our sales personnel.  We have established significant networks and relationships with retailers which allow our products to be promoted and sold nationwide.  We maintain a broad base of customers and concentrate on retailers that sell fashionable and high end jewelry.  We also work with our customers to adjust product strategies based on the customer’s feedback to try and decrease the likelihood of overstocked or undesired products.

We intend to further promote our products and brand by participating in trade shows and various exhibitions, consumer and trade advertisements, billboard advertisements, as well as make specialty appearances in retail stores carrying our products.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Europe.  The inventory that we directly maintain is based on recent sales and revenues of our products but ultimately is at the discretion of Mr. Abajian and his experience in the industry.  Our inventories are commodities that can be incorporated into future products or can be sold on the open market.  Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all raw gemstones, precious metals and other raw materials used for manufacturing our products on the open market.  We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Approximately 80% of our product line is contracted to manufacturing suppliers in Italy, who then procure the raw materials in accordance with the specifications and designs submitted by Bergio International.  However, the general supply of precious metals and stones used by us can be reasonably forecast even though the prices will fluctuate often.  Any price differentials in the precious metals and stones will typically be passed on to the customer.

For the raw materials not procured by contracted manufacturers, we have approximately 5 suppliers that compete for our business, with our largest gold suppliers being Carrera Casting and Metro Gold.  Most of our precious stones are purchased from C. Mahandra & Sons and EFD.  We do not have any formal agreements with any of our suppliers but have established an ongoing relationship with each of our suppliers.

Customers

During the year ended December 31, 2008, Shane & Co. accounted for approximately 9.5% of our annual sales.  Previously, we had one customer, Western Stones and Metals, during the year ended December 31, 2007, that accounted for approximately 9% of its annual sales.  During the next twelve months, it is anticipated that Shane & Co. may account for more than 5% of our annual sales based on recent orders placed and our current projections.  We are not dependent on any specific customers as a result of having very few customers representing 5% or more of our annual sales.

Intellectual Property

Bergio is a federally registered trademarked name that we own.  Since the first trademark of “Bergio” was filed all advertising, marketing, trade shows and overall presentation of the our product to the public has prominently displayed this trademark.  As additional lines are designed and added to our products, we may trademark new names to distinguish the particular products and jewelry lines.

Personnel

At December 31, 2008, we had 3 full-time employees and 2 part-time employees.  Of our current employees, 1 is sales and marketing personnel, 2 are manufacturing and 2 hold administrative and executive positions.  No personnel are covered by a collective bargaining agreement.  Our relationship with our employees is believed to be good.  We intend to use the services of independent consultants and contractors when possible or until we are able to hire personnel in house.

Competition and Market Overview

The jewelry design and manufacturer’s industry is extremely competitive and has low barriers to entry.  We compete with other jewelry design and manufacturers of upscale jewelry to the retail jewelry stores.  There are over 4,000 jewelry design and manufacturer’s companies, several of which have greater experience, brand name recognition and financial resources than Bergio International.

Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to ensure a competitive measure.  Recently the U.S. economy has encountered a slowdown and Bergio International anticipates the U.S. economy will most likely remain weak at least through the end of 2009.  Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy.  Consumer spending for discretionary spending generally declines during times of falling consumer confidence, which may affect our retail sale of our products.  U.S. consumer confidence reflected these slowing conditions throughout 2008.  The impact of the slowing U.S. economy is not usually known until the second quarter of any given year in our industry thus it is hard to estimate the actual impact the slowing economy will have on our business.

According to the United States Department of Commerce outlook in 2008, the United States apparent consumption of precious metal jewelry was expected to grow over the new few years at a slow but steady rate, before picking up considerably in 2010.  A stronger economy, more spending by the baby boomers and young professionals with an overall trend toward luxury products will lead to future growth.  From 2007 to 2011, apparent consumption of precious metal jewelry is expected to increase by an average of 3.9% per year, totaling $14.0 billion in 2011.  Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing operations as a result of having a large majority of our jewelry manufacturing being conducted overseas.

In fact, approximately 80% of our manufacturing is contracted to quality suppliers in the vicinity of Valenza, Italy with the remaining 20% of setting and finishing work being conducted in Bergio International’s Fairfield, New Jersey facility.  The setting and finishing work done in our New Jersey facility involves the use of precision lasers, which use soap and water rather than soldering.  Also a standard polishing compound is used for the finishing work but it does not have a material impact on our cost and effect of compliance with environmental laws.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses.   In addition, our operations are affected by federal and state laws relating to marketing practices in the retail jewelry industry. We are subject to the jurisdiction of federal, various state and other taxing authorities.  From time to time, these taxing authorities review or audit our business.

Description of Property

Currently, we have a 1,730 square feet design and manufacturing facility located in Fairfield, New Jersey, which is currently being leased until August 31, 2010.  We also rent office space at this facility.  We pay approximately $2,200 per month.  Since a majority of the manufacturing is conducted by sub-contractors in Italy, the current space is presently adequate for the performance of all company functions, which includes minimal manufacturing, design and administrative needs.

Additionally, we anticipate opening additional offices and/or design facilities in other locations as we continue to implement our business plan throughout the United States, when and if any acquisitions are completed in the future.  At the current time, our expansion plans are in the preliminary stages with no formal negotiations being conducted.  Most likely no expansions will take place until additional revenues can be achieved or additional capital can be raised to help offset the costs associated with any expansion.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

▪	Our limited and unprofitable operating history;
▪	the ability to raise additional capital to finance our activities;
▪	legal and regulatory risks associated with the Acquisition;
▪	the future trading of our common stock;
▪	our ability to operate as a public company;
▪	general economic and business conditions;
▪	the volatility of our operating results and financial condition; and
▪	our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of DII for the years ended December 31, 2008 and 2007, and the interim period ended June 30, 2009. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Since 1995 we have been engaged in the design and manufacture of upscale jewelry through its trade name of “Bergio” and in 2002 launched its “Bergio Bridal Collection”.  We sell to approximately 150 independent jewelry retailers across the United States and have incurred a significant amount of capital resources in creating brand recognition in the jewelry industry.

Overview of Our Current Operations

Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones.  We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000.  Additionally, we have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish the Company as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock and not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions; we may agree to issue our common stock in exchange for the capital received.  However, as of the date of this Current Report we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

 Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to ensure a competitive measure.  Recently the U.S. economy has encountered a slowdown and we anticipate the U.S. economy will most likely remain weak at least through all of 2009.  Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy.  Consumer spending for discretionary spending generally decline during times of falling consumer confidence, which may affect our retail sale of our products.  U.S. consumer confidence reflected these slowing conditions during the last quarter of 2007 and has been carried forward throughout the year of 2008.  Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of its products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Results of Operations

Result of Operations for the Years Ended December 31, 2008 and 2007

The following income and operating expenses tables summarize selected items from the statement of operations for the year ended December 31, 2008 compared to the year ended December 31, 2007.

INCOME:

	Years Ended December 31,
	2008	2007

Sales	$1,385,620	$1,296,585

Cost of Sales	847,976	1,226,561

Gross Profit	$537,644	$70,024

Gross Profit Percentage of Revenue	39%	5%

Sales

Sales for the year ended December 31, 2008 were $1,385,620 compared to $1,296,585 for the year ended December 31, 2007.  This resulted in an increase of $89,035 or 7% from the comparable period of 2008 to 2007.  We experienced a moderate increase in sales during the year ended December 31, 2008 as compared to the comparable period of 2007.

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the year ended December 31, 2008 was $847,976 a decrease of $378,585, or 31%, from $1,226,561 for the year ended December 31, 2007.  Our cost of sales were significantly higher for the year ended December 31, 2007 due to a write-down of approximately $284,000 of inventory to the lower of cost or market value, which we experienced during the six months ended June 30, 2007.  The inventory write-down was a result of the refinement of cost and quantity of on hand data attributable to the conversion of the Company’s books and records to new accounting software in the beginning of 2007.  We did not record any inventory write-down for the year ended December 31, 2008 and believe the cost of sales expenses are more reflective of what we expect our cost of sales to be going forward.

Gross Profit:

During the year ended December 31, 2008, we experienced a gross profit as a percentage of revenue of 39%, compared to a gross profit as a percentage of revenue of 5% for the year ended December 31, 2007.  Our increased gross profit during the year of 2008 was a result of selling lower commodity priced products at higher margins.  Also, the inventory write-down mentioned as part of cost of sales added approximately $284,000 to our 2007 cost of sales.  Without the inventory write-down in 2007, our pro-forma gross profit percent in 2007 would have been approximately 27%.

OPERATING EXPENSES:

	Years Ended December 31,		Increase/
	2008	2007	(Decrease)

Selling Expenses	$ 368,664	$ 392,793	(6%)

Total General and Administrative Expenses	1,262,623	1,095,549	15%

Total Operating Expenses	$1,631,287	$1,488,342	10%

Net Loss	$(1,106,856)	$(1,171,980)	(6%)

Selling Expenses

Total selling expenses were $368,664 for the year ended December 31, 2008, which was approximately a 6% decrease from $392,793 for the year ended December 31, 2007.  Selling expenses include advertising, trade show expenses and selling commissions.  The decrease in selling expenses during the year ended December 31, 2008 compared to the year ended December 31, 2007 was a result of decreased advertising and travel expenses under the Company’s cost saving programs implemented in 2008.

General and Administrative Expenses

General and administrative expenses were $1,262,623 for the year ended December 31, 2008 versus $1,095,549 for the year ended December 31, 2007.  The increase in general and administrative expenses in 2008 is due primarily to an increase in professional fees due to being a publicly-traded company.  Included within professional fees in 2008 is a noncash charge related to stock-based compensation of $450,000. Also included in 2008 general and administrative expenses is share-based compensation of $317,500. Total noncash stock-based compensation was $781,500 in 2008 compared to $181,000 in 2007. The $600,500 increase in stock-based compensation was primarily offset by decreases in payroll and payroll taxes from staff reductions.

Loss from Operations

During the year ended December 31, 2008, we had a loss from operations totaling $1,093,643 which was a decrease from $1,418,318 for the same period in 2007, or approximately 23%.  The primary contributing factor of our lower loss from operations is higher gross margins on slightly higher sales.

Other Expense / Income

Other Expense / Income is comprised primarily of interest incurred on bank lines of credit, corporate credit cards, term loans and capital leases in connection with operations related to manufacturing and indirect operating expenses offset by miscellaneous income.  We attribute the increase in our other expense / income during the year ended December 31, 2008 when compared to the year ended December 31, 2007 as a result of a reduction of interest expense of $17,603 offset by recognizing sales of gold scrap in 2007. Interest expense in 2008 primarily decreased due to lower interest rates on credit lines and credit cards.  There were no sales of gold scrap occurring in 2008.

Income Tax (Benefit) Provision

The Company reported an income tax benefit of $89,133 for the year ended December 31, 2008 as compared to an income tax benefit of $331,642 for the year ended December 31, 2007.  In 2008, management recorded a full valuation allowance against its deferred tax assets.

Net Loss

The Company incurred a net loss of $1,106,856 for the year ended December 31, 2008 versus a net loss of $1,171,980 for the year ended December 31, 2007.  This was a decrease of $65,124, or 6%, in our net loss for the comparable period.  Although we experienced higher general and administrative expenses for the year ended December 31, 2008, we were able to decrease our net loss when compared to same period a year ago as a result of decreasing our cost of sales and selling expenses.  Our gross margins in 2008 have significantly increased as a result of us selling lower commodity priced products at higher margins.  Additionally, in 2007 gross margins were lower due to an inventory adjustment of approximately $284,000.   Overall our net loss is primarily attributable to a significant increase in costs associated with the non-cash stock compensation.

Three and Six Months Ended June 30, 2009 and 2008

The following income and operating expenses tables summarize selected items from the statement of operations for the three months ended June 30, 2009 compared to the three months ended June 30, 2008 and six months ended June 30, 2009 compared to the six months ended June 30, 2008.

INCOME:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$263,581	$362,719	454,307	$642,883

Cost of Sales	181,422	167,016	361,694	302,129

Gross Profit	$82,159	$195,703	92,613	$340,754

Gross Profit Percentage of Revenue	31%	54%	20%	53%

Sales

Sales for the three months ended June 30, 2009 were $263,581 compared to $362,719 for the three months ended June 30, 2008.  This resulted in a decrease of $99,138 or 27% from the comparable period of 2009 to 2008.  Sales were lower due to the continuing tough economic environment. Sales for the six months ended June 30, 2009 were $454,307 compared to $642,883 for the six months ended June 30, 2008. This resulted in a decrease of $188,576 or 29% from the comparable period of 2009 to 2008. The six month decrease is primarily due to the increase in sales discounts during the first quarter of 2009 as discussed below.

Due to the unfavorable economic environment we increased our sales discounts to our customers during the three months ended March 31, 2009.  Aggregate sales discounts in the three months ended March 31, 2009 and 2008 totaled approximately $75,000 and $14,000.  During the three months ended June 30, 2009 and 2008 our sales discounts amounted to $3,000 and $0, respectively. The increased sales discounts in 2009 were to move product and increase our liquidity.  We anticipate sales discounts and gross profits to return to historical levels as soon as the economic environment begins to turnaround and sustain growth

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the three months ended June 30, 2009 were $181,422 or 69% of sales compared to $167,016 or 46% of sales for the three months ended June 30, 2008.  Cost of sales for the six months ended June 30, 2009 were $361,694 or 80% of sales compared to $302,129 or 47% of sales for the six months ended June 30, 2008.

Gross Profit:

Goss profit for the three months ended June 30, 2009 were $82,159 or 31% of sales compared to $195,703 or 54% of sales for the three months ended June 30, 2008. Gross profit for the six months ended June 30, 2009 were $92,613 or 20.4% of sales compared to $340,754 or 53% of sales for the six months ended June 30, 2008.  Our decreased gross profit margin during the year of 2009 was principally due to the increased sales discounts given to our customers in the first quarter of 2009. On a pro forma basis our gross profit margins for the six months ended June 30, 2009 would be approximately 30% versus 53% without the additional sales discounts granted our customers in 2009 versus 2008.

OPERATING EXPENSES:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Selling Expenses	$ 82,002	$ 80,741	$ 130,272	$ 143,765

Total General and Administrative Expenses	91,788	324,383	234,547	796,071

Total Operating Expenses	$ 173,790	$ 405,124	364,819	939,836

Net Loss	$ (117,319)	$ (124,797)	$ (318,775)	$ (485,516)

Selling Expenses

Total selling expenses for the three months ended June 30, 2009 were $82,002 compared to $80,741 for the three months ended June 30, 2008. This resulted in an increase of $1,261, or 2%, from the comparable period of 2009 to 2008. Total selling expenses for the six months ended June 30, 2009 were $130,272 compared to $143,765 for the six months ended June 30, 2008. This resulted in a decrease of $13,493, or 9%, from the comparable period of 2009 to 2008. Selling expenses have remained relatively flat for the three and six months ended June 30, 2009 compared to 2008 principally due to certain cost containment efforts implemented in 2009.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2009 were $91,788 compared to $324,383 for the three months ended June 30, 2008 or a decrease of $232,595. 2008. The decrease in general and administrative expenses in 2009 is due primarily to a decrease in non-cash charges related to stock-based compensation of approximately $177,000.

General and administrative expenses for the six months ended June 30, 2009 were $234,547 compared to $796,071 for the six months ended June 30, 2008. This resulted in a decrease of $561,524 from the comparable period of 2009 to 2008. The decrease in general and administrative expenses in 2009 is due primarily to (i) a decrease in non-cash charges related to Share-Based compensation of approximately $464,000 and (ii) the implementation of certain cost containment efforts implemented in 2009 in conjunction with lower sales.

Loss from Operations

Loss from operations for the three months ended June 30, 2009 were $91,631 compared to $209,241 for the three months ended June 30, 2008. This resulted in a decrease of $117,610, or 56%, from the comparable period of 2009 to 2008. Loss from operations for the six months ended June 30, 2009 were $272,206 compared to $599,082 for the six months ended June 30, 2008. This resulted in a decrease of $326,876, or 55%, from the comparable period of 2009 to 2008.

Other Income  (Expense)

Other Income (Expense) for the three months ended June 30, 2009 were ($24,128) compared to ($22,274) for the three months ended June 30, 2008. This resulted in an increase of ($1,854) in 2009 as compared to the same period in 2008.  Other Income (Expense) for the six months ended June 30, 2009 were $44,489 compared to $54,880 for the six months ended June 30, 2008 or a decrease of $10,391 in 2009 as compared to the same period in 2008.

Other Income (Expense) is comprised primarily of interest incurred on bank lines of credit, corporate credit cards, term loans and capital leases in connection with operations related to manufacturing and indirect operating expenses offset by miscellaneous income.  We attribute the decrease in our other (expense) / income during the six months ended June 30, 2009 when compared to the six months ended June 30, 2008 as a result of a reduction in interest expense of approximately $10,000. Interest expense in 2009 primarily decreased due to lower interest rates on lines of credit and credit cards.

Income Tax Provision (Benefit)

We reported an income tax provision of $1,560 for the three months ended June 30, 2009 as compared to an income tax benefit of $106,898 for the three months ended June 30, 2008.  We reported an income tax provision of $2,080 for the six months ended June 30, 2009 as compared to an income tax benefit of $168,446 for the six months ended June 30, 2008. In 2009, we chose to record a full valuation allowance against our deferred tax assets during the fourth quarter of 2008 as we believe it is not more likely than not, they will not be utilized.

Net Loss

Net loss for the three months ended June 30, 2009 was $117,319 compared to $124,797 for the three months ended June 30, 2008. This resulted in a decrease of $7,478, or 6%, from the comparable period of 2009 to 2008. Net loss for the six months ended June 30, 2009 was $318,775 compared to $485,516 for the six months ended June 30, 2008. This resulted in a decrease of $166,741, or 34%, from the comparable period of 2009 to 2008.

Liquidity and Capital Resources

The following table summarizes working capital at June 30, 2009 compared to December 31, 2008.

	June 30, 2009	December 31, 2008	Increase / (Decrease)
			$

Current Assets	$ 1,791,284	$ 2,079,321	$(288,037)

Current Liabilities	1,962,091	1,996,988	(34,897)

Working Capital	$ (170,807)	$ 82,333	$(253,140)

As of June 30, 2009, we had a cash overdraft of $26,925, compared to a cash overdraft of $7,345 at December 31, 2008.  It is anticipated that we will need to sell additional equity or debt securities or obtain credit facilities from financial institutions to meet our long-term liquidity and capital requirements, which include strategic growth through mergers and acquisitions.  There is no assurance that we will be able to obtain additional capital or financing in amounts or on terms acceptable to us, if at all or on a timely basis.

Accounts receivable at June 30, 2009 was $329,549 and $713,194 at December 31, 2008, representing a decrease of $383,645 or 54%.  We typically offer our customers 60, 90 or 120 day payment terms on sales, depending upon the product mix purchased.  When setting terms with our customers, we also consider the term of the relationship with individual customers and management’s assessed credit risk of the respective customer, and may at management’s discretion, increase or decrease payment terms based on those considerations.

Inventory at June 30, 2009 was $1,458,836 and $1,326,989 at December 31, 2008. Our management seeks to maintain a very consistent inventory level that it believes is commensurate with current market conditions and manufacturing requirements related to anticipated sales volume.  We historically have not have an inventory reserve for slow moving or obsolete products due to the nature of our inventory of precious metals and stones.  This allows us to resell or recast these materials into new products and/or designs as the market changes.

Accounts payable and accrued expenses at June 30, 2009 were $434,144 compared to $446,892 at December 31, 2008, which represents a 3% decrease or $12,748 movement.

Bank Lines of Credit and Notes Payable

Our indebtedness is comprised of various bank credit lines, term loans, capital leases and credit cards intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors.  As of June 30, 2009, we had two outstanding term loans.  One of the loans is a $300,000 term loan with JPMorgan Chase, which is payable in monthly installments and matures in May 2011.  The note bears an annual interest rate of 7.60% and as of June 30, 2009 there was an outstanding balance of $127,518.  We also have a $100,000 term loan with Leaf Financial Corporation, which is payable in monthly installments and matures in December 2013.  The note bears an annual interest rate of 9.47% and as of June 30, 2009 there was an outstanding balance of $91,359.  Both of these notes are collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.

In addition to the notes payable, we utilize bank lines of credit to support working capital needs.  As of June 30, 2009, we had two lines of credit.  One bank line of credit is for $700,000 with Columbia Bank and requires minimum monthly payment of interest only.  The interest is calculated at the bank’s prime rate plus 0.75%.  As of June 30, 2009, we had an outstanding balance of $699,999 at an effective annual interest rate of 4.00%.  Additionally, we have a bank line of credit of $55,000 with JPMorgan Chase Bank, which also requires a monthly payment of interest only.  The interest rate is calculated at the bank’s prime rate plus 0.75%.  As of June 30, 2009, we had an outstanding balance of $44,844 at an effective annual interest rate of 4.00%.  Each credit line renews annually and is collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.  The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.

In addition to the bank lines of credit and term loans, we have a number of various unsecured credit cards.  These credit cards require minimal monthly payments of interest only and as of June 30, 2009 have interest rates ranging from 3.99% to 24.90%.  As of June 30, 2009, we have outstanding balances of $178,015.

Satisfaction of our cash obligations for the next 12 months.

For the six months ended June 30, 2009 and the six months ended June 30, 2008, we have incurred net losses of approximately $319,000  and $486,000  respectively. We have funded our working capital needs primarily from revenues, a private placement equity offering and advances from our CEO and principal stockholder. Our plan is to acquire design and manufacturing companies throughout the United States and Europe. If and when we pursue any potential business acquisitions, we intend to target the top 10% of the world’s jewelry manufacturers that have already created an identity and brand in the jewelry business. We plan to fund these potential business acquisitions from additional equity and/or debt financing, and joint venture partnerships.  However, we have no binding agreements or understandings with any potential acquisition targets. There is no assurance that we will be able to obtain additional capital in the amount or, on terms acceptable to us, in the required timeframe.

A critical component of our operating plan impacting our continued existence is to efficiently manage the production of our jewelry lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Over the next twelve months we believe we have the required working capital needs to fund our current operations through revenues.  However, any expansion or future business acquisitions will require us to raise capital through an equity offering.

Summary of product and research and development that we will perform for the term of our plan.

We are not anticipating significant research and development expenditures in the near future.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant changes in the number of employees.

As previously mentioned, we currently have 3 full-time employees and 2 part-time employees.  We do not anticipate a significant change in the number of full time employees over the next 12 months.  None of our employees are subject to any collective bargaining agreements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Critical Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Accounts Receivable.  Management periodically performs a detailed review of amounts due from customers to determine if accounts receivable balances are impaired based on factors affecting the collectability of those balances.  Management has provided an allowance for doubtful accounts of approximately $86,000 at June 30, 2009 and $80,000 at December 31, 2008.

Long-Lived Assets.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of undiscounted future cash flows.  As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved.

Revenue Recognition. The Company’s management recognizes revenue when realized or realizable and earned.  In connection with revenue recorded, the Company establishes a sales returns and allowances reserve for anticipated merchandise to be returned.  The estimated percentage of sales to be returned is based on the Company’s historical experience of returned merchandise. Also, management calculates an estimated gross profit margin on returned merchandise deriving a cost for the anticipated returned merchandise also based on the Company’s historical operations.

The Company’s sole revenue producing activity as a manufacturer and distributor of upscale jewelry is affected by movement in fashion trends and customer desire for new designs, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels.

Therefore, management’s estimation process for merchandise returns can result in actual amounts differing from those estimates.  This estimation process is susceptible to variation and uncertainty due to the challenges faced by management to comprehensively discern all conditions affecting future merchandise returns whether prompted by fashion, the economy or customer relationships.  Ultimately, management believes historical factors provide the best indicator of future conditions based on the Company’s responsiveness to changes in fashion trends, the cyclical nature of the economy in conjunction with the number of years in business and consistency and longevity of its customer mix.

RISK FACTORS

The following are certain identifiable risk factors for Bergio International’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Risks Relating with Our Business and Marketplace

Because we will need additional capital in the future to finance our operations or any future acquisitions, the inability to raise capital may result in our inability to fund our working capital requirements and ultimately harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. For the three months ended June 30, 2009, we had sales of 263,581 and a net loss of $117,319.  For the years ended December 31, 2008 and 2007, we had sales of $1,386,000 and $1,297,000, respectively and net loss of $1,107,000 and $1,172,000, respectively. While management believes that our financial policies have been prudent, we will be reliant on future potential equity and/or debt raises to expand our current business and assist in any future acquisitions, if and when those opportunities occur.

There can be no assurance that we will be successful in continuing to meet our cash requirements from existing operations, or in raising a sufficient amount of additional capital in future finance offerings.  Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited.

A decline in discretionary consumer spending may adversely affect our industry, our operations, and ultimately our profitability.

Luxury products, such as fine jewelry, are discretionary purchases for consumers.  Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries.  Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates.  Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Because we are highly dependent on our key executive officers for the success of our business plan and may be dependent on the efforts and relationships of the principals of future acquisitions and mergers, if any of these individuals become unable to continue in their role, our business could be adversely affected.

We believe our success will depend, to a significant extent, on the efforts and abilities of Berge Abajian, our CEO.  If we lost Mr. Abajian, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Abajian at all, or on terms that are not unduly expensive or burdensome.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.  These professionals are regularly recruited by other companies and may choose to change companies.  Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

Because we intend to acquire businesses and such activity involves a number of risks, our core business may suffer.

We may consider acquisitions of assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

▪	The acquired assets or business may not achieve expected results;

▪	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

▪	We may not be able to retain key personnel of an acquired business;

▪	Our management’s attention may be diverted; or

▪	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

Because the jewelry industry in general is affected by fluctuations in the prices of precious metals and precious and semi-precious stones, we could experience increased operating costs that will affect our bottom line.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers.  Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins.

Because we depend on our ability to identify and respond to fashion trends, if we misjudge these trends, our ability to maintain and gain market share will be effected.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands.  Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends.  If we misjudges fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

Our ability to maintain or increase our revenues could be harmed if we are unable to strengthen and maintain our brand image.

We have spent significant amounts in branding our Bergio and Bergio Bridal lines.  We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand.  The ability to differentiate products from competitors of Diamond has been a factor in attracting consumers.  However, if Diamond’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer.  If Diamond fails to differentiate its products, its ability to sell its products wholesale will be adversely affected.  These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

We maintain a relatively large inventory of our raw materials and if this inventory is lost due to theft, our results of operations would be negatively impacted.

We purchase large volumes of precious metals and store significant quantities of raw materials and jewelry products at our facility in New Jersey.  Although we have an insurance policy with Lloyd’s of London, if we were to encounter significant inventory losses due to third party or employee theft from our facility which required us to implement additional security measures, this would increase our operating costs.  Also such losses of inventory could exceed the limits of, or be subject to an exclusion from, coverage under our current insurance policy.  Claims filed by us under our insurance policies could lead to increases in the insurance premiums payable by us or possible termination of coverage under the relevant policy.

If we were to experience substantial defaults by our customers on accounts receivable, this could have a material adverse affect on our liquidity and results of operations.

A significant portion of our working capital consists of accounts receivable from customers.  If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected.  An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations.  A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

Risks Relating to our Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because our common stock could be deemed a low-priced “Penny” stock, it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We may be subject to certain provisions of the Securities Exchange act of 1934, commonly referred to as the “penny stock” as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our current chief executive officer and sole director, Mr. Berge Abajian, owns a significant percentage of our company, he will be able to exercise significant influence over our company, despite your ability to vote.

Berge Abajian, our chief executive officer and sole director, beneficially owns a majority of our common stock.  Accordingly, Mr. Abajian will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.  As a result of his ownership and position in the Company, Mr. Abajian is able to influence all matters requiring shareholder action, including significant corporate transactions.  In addition, sales of significant amount of shares held by Mr. Abajian, or the prospect of these sales, could adversely affect the market price of our common stock.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Acquisition. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Berge Abajian	48	President, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Berge Abajian comes from a family background in jewelry manufacturing.  The Abajian family started manufacturing jewelry in the 1930’s and Berge entered into the industry as a manufacturer in 1980.    From 1980 to 1983, Mr. Abajian served as the Secretary and Treasurer of Pyramid Jewelry, a jewelry manufacturing company.  Mr. Abajian established operations of Diamond Information Institute in 1995 and started his “Bergio” brand label over ten years ago.  Currently, Mr. Abajian is the chief executive officer, president and sole director of Diamond.  The Bergio line was one of the first to introduce yellow diamonds in jewelry and has continued to be on the cutting edge of jewelry trends.  In 2002, Mr. Abajian also began production of his Bergio Bridal Collection.  Mr. Abajian has a BS in Business Administration from Fairleigh Dickinson University and is well known and respected in the jewelry industry.  Since 2005, Mr. Abajian has served as the President of the East Coast branch of the Armenian Jewelry Association and has also served as a Board Member on MJSA (Manufacturing Jewelers and Suppliers of America), New York Jewelry Association, and the 2001-2002 Luxury Show.

Directors

We currently have one director.  Immediately prior to the effective time of the Acquisition, Owen Gibson resigned as our sole officer and director. Pursuant to the terms of the Exchange Agreement, Berge Abajian, who prior to the Acquisition was the director of DII, was appointed as our director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2008 and 2007.

Name and Principal Position	Year Ended December 31,	Salary	Stock Awards (1)	All Other Compensation	Total
Berge Abajian
Chief Executive Officer, President, Principal Accounting Officer	2007 2008	$63,108 $6,242	$50,000 $50,000	$-0- $25,496 (2)	$113,108 $81,738

Owen Gibson
Former Chief Executive Officer, President, Principal Accounting Officer	2007 2008	$-0- $-0-	$-0- $-0-	$-0- $-0-	$-0- $-0-
(1)	The amounts shown in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 and 2007, in accordance with FAS 123(R).
(2)	Other compensation was made up of Mr. Abajian’s car expense and health insurance expenses. Included in this amount was approximately $8,670 for Ms. Abajian’s health insurance expenses.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation and Other Arrangements

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Berge Abajian, Sole Director	$-0-	$50,000	$-0-	$50,000
Owen Gibson	$-0-	$-0-	$-0-	$-0-

Mr. Abajian was issued 100,000 shares of common stock as compensation for serving on DII's Board of Directors for the 2007 and 2008 fiscal years.  On February 11, 2009, Mr. Abajian was issued another 50,000 shares of common stock as compensation in advance for serving on DII's Board of Directors for the upcoming 2009 fiscal year.  None of the shares owned by Mr. Abajian have any registration rights attached to them.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock following the events described in Item 1.01 of this Current Report by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 4,308,625 Shares of Common Stock issued and outstanding as of the effective date of the Acquisition. Addresses for all of the individuals listed in the table below are c/o Bergio International, 12 Daniel Road East Fairfield, New Jersey 07004.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class(2)
Current Executive Officers & Directors:
Common	Berge Abajian	2,221,225 Shares	51.5%
Total of All Current Directors and Officers:		2,221,225 Shares	51.5%
More than 5% Beneficial Owners
Common

(1)	Includes shares held directly with sole voting and investment power, unless otherwise indicated.
(2)	Includes shares subject to stock options and warrants that are held by the individual and exercisable within 60 days.

Certain Relationships and Related Transactions

With the exception of the Acquisition and the agreements discussed herein, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Description of Securities

Common Stock

We have 65,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 4,308,625 shares were outstanding after the events description in Item 1.01 above.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Preferred Stock

We have 10,000,000 preferred shares with a par value of $0.001 per share of preferred stock authorized.  No shares of preferred stock had been issued.

Transfer Agent

Our transfer agent is Empire Stock Transfer, located at 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074.  Phone: (702) 818-5898.

Market for Our Stock

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of the date of the Acquisition, our shares were quoted on the OTCBB under the symbol “ABMX.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2008
Quarter Ended	High $	Low $
December 31, 2008	0	0
September 30, 2008	0	0
June 30, 2008	0	0
March 31, 2008	0	0
Fiscal Year Ending December 31, 2007
Quarter Ended	High $	Low $
December 31, 2007	0	0
September 30, 2007	0	0
June 30, 2007	0	0
March 31, 2007	0	0

Item 3.02.                      Unregistered Sales of Equity Securities

In connection with the Acquisition, the previous shareholders of DII received 2,585,175 shares of our common stock. The 2,585,175 shares of our common stock which were issued to the former holders of common stock of DII on as of the effective date of the Acquisition were done so in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 5.01.                      Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Acquisition, Owen Gibson resigned as our sole director and officer. There was no known disagreement with Mr. Gibson on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Exchange Agreement, our new director and officer is as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Exchange Agreement, Berge Abajian, who prior to the Acquisition was the director of DII, was appointed as our sole officer and director.

Item 9.01.                      Financial Statements and Exhibits

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor DII, Inc., a New Jersey corporation, for the years ended December 31, 2008 and 2007, and the interim period ended June 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.1.

Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)                      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement
2.2	Stock Purchase Agreement
99.1	Audited financial statements of DII, Inc. for the years ended December 31, 2008 and 2007, and interim period ended June 30, 2009
99.2
Unaudited pro forma condensed combined balance sheet as of June 30, 2009; and unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009; and unaudited pro forma condensed combined balance sheet as of December 31, 2008; and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2009	Bergio International, Inc.

By: /s/Berge Abajian
Berge Abajian
Chief Executive Officer